SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest
event reported):  March 22, 2002
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                                   JVWEB, INC.
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             (Exact name of registrant as specified in its Charter)


Delaware                           000-24001                     76-0552098
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(State or other               (Commission File                  (IRS Employer
jurisdiction of Incorporation)    Number)                 Identification Number)



2555 Clovis Ave., Suite E, Clovis, California                   93612
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(Address of principal executive offices)                     (Zip Code)

                         Registrant's telephone number,
                      including area code: (559) 347-6688
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                5444 Westheimer, Suite 2080, Houston, Texas 77056
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                  (Former address if changed since last report)

ITEM 1.

CHANGES IN CONTROL OF REGISTRANT

         A change in control of the Registrant occurred on March 22, 2002 (the "Effective Time") pursuant to the terms, provisions and conditions of an Agreement and Plan of Merger dated as of February 27, 2002 (the "Merger Agreement") by and among (a) the Registrant, (b) IQB Acquisition Corporation, a newly-formed, wholly-owned Delaware subsidiary of the Registrant (the "Subsidiary"), (c) IQ Biometrix California, Inc., a California corporation ("IQB"), and (d) Pierre Cote, Sylvie Lariviere and Eric McAfee, each a shareholder of IQB (individually, a "Shareholder," and collectively, the "Shareholders"). The Merger Agreement provided for the merger (the "Merger") of IQB with and into the Subsidiary, with the Subsidiary being the surviving corporation and adopting the new corporate name of "I.Q. Biometrix Operations, Inc." In connection with the Merger, the former shareholders of IQB received an aggregate of 13,054,196 shares of the common stock, par value $.01 per share, of the Registrant (the "Common Stock"). These shares constitute approximately 80% of the shares of Common Stock outstanding after the completion of the Merger. Because the shares of Common Stock received by the former shareholders of IQB were not registered under the Securities Act of 1933, as amended (the "Act"), such shares are "restricted securities" (as defined in Rule 144 promulgated under the Act) and accordingly, may not be sold or transferred by the holders thereof unless such shares are registered under the Act or are sold or transferred pursuant to an exemption therefrom. The Registrant also assumed IQB's obligations under its stock plan. As a result, the Registrant assumed the obligation to issue up to 2,385,000 additional shares of Common Stock pursuant to options or stock grants issued pursuant to the assumed plan. All descriptions of the Merger contained herein and all references to the terms, provisions and conditions of the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference for all purposes hereof.

         The Registrant believes that, prior to the Merger, control of the Registrant resided almost exclusively in Greg J. Micek, a director of the Registrant and (prior to the Merger) the President of the Registrant and the holder of approximately 48.7% of the Common Stock outstanding. The Registrant believes that (after the Merger) control of the Registrant became dispersed among the Registrant's largest stockholders who (to the best of the Registrant's knowledge) have not agreed to act collectively as a group, except with regard to the election of certain persons to the Registrant's Board of Directors as described herein. The Registrant's largest stockholders among whom control is believed to be dispersed include the persons listed immediately below, who respectively own beneficially the percentage of the outstanding Common Stock indicate to the immediate right of their respective names:

                                                           Percentage Ownership
                  Stockholder                        of Outstanding Common Stock

                  Pierre Cote                                    20.0%
                  Clyde Berg                                     11.3%
                  Sylvie Lariviere                                8.0%
                  Greg J. Micek                                   7.0%
                  Cagan McAfee Fund, a partnership                6.3%
                    under the control of Eric McAfee
                  Straight Shooter Productions                    4.8%
                    a partnership under the
                    control of Lance Heflin
                  Eric McAfee                                     3.8%

The basis of the control of the Registrant by the persons listed above (beyond their stock ownership) is described hereinafter.

         In connection with the Merger, the following events occurred:

         1. The number of directors constituting the Board of Directors of the Registrant was expanded from two to four, and Pierre Cote and Eric McAfee were elected to the Board of Directors of the Registrant to fill the two newly-created vacancies.

         2. Greg J. Micek resigned as President of the Registrant, and Lewis Ball resigned as the Treasurer and Secretary of the Registrant.

         3. The following persons were elected to the one or more offices of the Registrant set forth opposite their respective names below as the Registrant's new slate of officers:


                  Pierre Cote              Chairman of the Board
                  Eric McAfee              Vice Chairman of the Board
                  Richard Thompson         President & Chief Executive Officer
                  Greg Micek               Executive Vice President and
                                               Chief Financial Officer
                  Sylvie Lariviere         Executive Vice President -
                                               Marketing
                  Case Lawrence            General Counsel & Secretary
                  Paul Schroeder           Treasurer & Controller


                  Information with respect to the newly-elected directors and officers and proposed new directors, including beneficial ownership of the Common Stock held by such persons, will be included in the Registrant's Information Statement pursuant to
                  Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14f-1 thereunder, to be filed by the Registrant in the near future.


         4. The Shareholders entered into a Voting Agreement (the Voting Agreement") in favor of Greg J. Micek, pursuant to which they agreed, for two years after the Merger, to use their best efforts to maintain the number of directors on the Board at seven and to vote all of their shares of Common Stock to elect Mr. Micek or his nominee to the Board. All references to the terms, provisions and conditions of the Voting Agreement are qualified in their entirety by reference to the Voting Agreement, which is attached as
                  Exhibit 9.1 hereto and is incorporated herein by reference for all purposes hereof. The Shareholders and Mr. Micek have also agree to elect Sylvie Lariviere and Lance Heflin to the Board, as well as two additional persons upon whom they will agree.

         5. Lewis Ball agreed to resign from his seat on the Board of Directors of the Registrant promptly after the Registrant has fully complied with Rule 14f-1 under the Securities Exchange Act of 1934.

         6. The Registrant now proposes to changes its corporate name to "I.Q. Biometrix, Inc."

         After Mr. Ball resigns from his seat on the Board of Directors of the Registrant, the Board of Directors of the Registrant expects to increase the number of directors constituting the Board of Directors of the Registrant from four to five and to elect Sylvie Lariviere and Lance Heflin to fill the vacancies created by such resignation and increase. Like all of the Registrant directors, Ms. Lariviere and Mr. Heflin will (if so elected) serve as such until the next annual meeting of the stockholders, and until their respective successors have been duly elected and qualified. Ms. Lariviere and Mr. Heflin have consented to serve as directors of the Registrant if so elected.

         The Board of Directors may in the future consider an increase in the number of persons serving on it pursuant to the authority conferred upon it by the Registrant's bylaws to specify the number of directors serving at any time. Currently, the Board of Directors is contemplating its further expansion to an eventual total of seven directors. The timing of this expansion and the identities of the persons who will be elected as directors to fill the newly-created vacancies are not known at this time. However, if the number of persons serving on the Board of Directors were increased, the Board of Directors would elect the persons necessary to fill the vacancies created by the increase. Stockholders would have input on the composition of the Board of Directors only at a meeting to elect directors or through an effort to remove existing directors and replace them with successor directors. The Board of Directors does not expect, if it were to increase the number of persons serving on the Board of Directors, to give direct notice to stockholders of such increase or the identities of the new directors. However, the Board of Directors does expect in such circumstances to issue a press release regarding such developments through usual channels.


The Registrant is currently engaged in negotiations with Pierre Cote, Eric McAfee, Richard Thompson, Sylvie Lariviere and Greg J. Micek regarding employment or consulting agreements between them separately and the Registrant. The terms of these agreement are uncertain at this time. Although negotiations surrounding such agreements have not necessarily been at arms-length, the terms of these agreements (once they are completed) are expected to be fair to the Registrant.


ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS

                           GENERAL TERMS OF THE MERGER

         On March 22, 2002, the Merger was consummated in accordance with the terms, provisions and conditions of the Merger Agreement. Pursuant thereto, IQB was merged with and into the Subsidiary, with the Subsidiary being the surviving corporation and adopting the new corporate name of "I.Q. Biometrix Operations, Inc." Prior to the Merger, IQB was a software company engaged in the business of developing products for the facial imagery market. As a result of the Merger, IQB's software became the business of the Subsidiary. The Subsidiary was formed just prior to the Merger, and had no business operations at any time prior to the Merger.

         In consideration for the Merger, the former shareholders of IQB received one share of the Registrant's Common Stock for each 1.22566 shares of IQB common stock then issued and outstanding (the "Merger Consideration"). As a result thereof, the former shareholders of IQB now beneficially own an aggregate of 13,054,196 shares of Common Stock, constituting approximately 80% of the Common Stock outstanding after the Merger. The Registrant also assumed IQB's obligations under its stock plan, thus obligating itself to issue up to 2,385,000 additional shares of Common Stock pursuant to options or stock grants issued pursuant to the assumed plan.

         The Merger Consideration was determined in arms-length negotiations between the parties to the Merger Agreement. The factors addressed by the Registrant in negotiating the Merger Consideration included IQB's past and present operations and software development, revenues and earnings; IQB's future prospects for software development, revenues and earnings; IQB current and prospective future assets; an assessment of IQB's management; and anticipated expansion opportunities.

         Prior to the consummation of the Merger, there were no material relationships between IQB and its former officers, directors, affiliates, associates or shareholders and the officers, directors, affiliates, associates or shareholders of the Registrant.

                        PRE-MERGER FINANCING ARRANGEMENTS

         Shortly prior to the Merger, Greg J. Micek loaned $100,000 to IQB pursuant to a Convertible Secured Promissory Note, which provided for the automatic conversion of the promissory note into 100,000 shares of Common Stock. In addition, shortly prior to the Merger, IQB raised $500,000 in a private placement. Investors in this offering will receive an aggregate of 500,000 shares of Common Stock in connection with the Merger. Upon the Merger, these funds became available for the future pursuit of the software business acquired by the Registrant pursuant to the Merger. In addition, prior to the Merger, the Registrant received a commitment from investors to match the $500,000 in funds raised through the IQB private placement. The investors making this commitment received one share of Common Stock for each dollar invested in the Registrant pursuant to the commitment and warrants to purchase up to 500,000 shares of Common Stock for a per-share purchase price of $1.00. These warrants are exercisable on or before June 30, 2002, after which time the warrants will expire if they remain unexercised.

                    PRE-MERGER DIVESTITURE OF CERTAIN ASSETS


         In connection with the Merger, the Registrant entered into a Sale and Purchase Agreement with Greg J. Micek, pursuant to which the Registrant is obligated to sell to Mr. Micek the Registrant's dormant electronic commerce assets in consideration of the forgiveness of $30,000 in indebtedness owed by the Registrant to Mr. Micek. All references to the terms, provisions and conditions of the Sale and Purchase Agreement are qualified in their entirety by reference to the Sale and Purchase Agreement, which is attached as Exhibit 10.3 hereto and is incorporated herein by reference for all purposes hereof. The Sale and Purchase Agreement was not the result of arms-length negotiations. However, the Registrant's non-interested director considered the previous history of losses relating to these assets, their extended period of inactivity, their lack of reasonable prospects for future exploitation, the amount of indebtedness to be forgiven in connection with the sale, and the requirement imposed by IQB as a condition to the closing of the Merger that the Registrant's dormant electronic commerce assets be disposed of prior to the Merger. After such consideration, the Registrant's non-interested director concluded that the sale of the Registrant's dormant electronic commerce assets would be in the Registrant's best interests. The dormant electronic commerce assets sold included (a) all of the outstanding capital stock owned by the Registrant in each of Dadandme, Inc., Ihomeline.com, Inc., Ihomeline.co.uk, Inc., Eonthestreet, Inc., National Sweepstakes Show, Inc., and Beddis International, Ltd. a/k/a "LinksXpress.com, Inc.," and (b) all right, title and interest of the Registrant in and to the "JVWeb.com," "Ihomeline.com," "Homeline Talk Radio," "National Sweepstakes Show," "Sweepstakes News," "Crisis-Communications," and "Dadandme" registered trademarks. Closings of the sale of these assets will take place from time to time as necessary consents are obtained and appropriate documents are prepared and filed.


                                 BUSINESS OF IQB

         The following is a description of the software business previously conducted by IQB, which the Registrant acquired pursuant to the Merger, and which will hereafter be conducted by the Registrant through the Subsidiary. The following description includes forward-looking statements. The Registrant has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of software business that the Registrant will now undertake. The forward-looking statements are generally accompanied by words such as "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. One should not place undue reliance on these forward-looking statements, which apply only as of the date of this Report. The Registrant's actual results could differ materially from those stated or implied by our forward-looking statements due to risks and uncertainties associated with the Registrant's business. The Registrant is under no duty to update any of the forward-looking statements contained in this Report after the date hereof to conform such statements to actual results.

                                   Background


         Prior to the Merger, IQB was a software company engaged in the business of internally developing a family of products for the facial imagery market. IQB was incorporated in July 2001 to continue the launch and development of a proprietary software program named "FACES, The Ultimate Composite PictureTM." The FACES software produces nearly photo-perfect facial composite pictures in a matter of minutes. Because of this ability, this software has numerous current and potential applications, especially relating to crime and terrorism prevention, and identity determination. These applications are discussed hereinafter. Pierre Cote, the creator of the FACES software, began developing the software in 1988. Near the end of 1998, InterQuest Inc., a Canadian company founded by Mr. Cote, launched the FACES technology. Shortly after its incorporation, IQB acquired this technology in order to establish a United States headquarters for the business. IQB entered into the Merger so that its business could thereafter be undertaken through a publicly traded entity.


                               Industry Background

         Management believes that increasing violence and crime have become a major global concern, and crime prevention is a top priority in many countries. Management also believes that police agencies have taken steps to develop crime-analysis mechanisms, directives and training programs to promote prevention as an efficient and pro-active way of fighting crime, and are currently seeking additional tools to use in this connection. Cooperation between law enforcement agencies, authorities, organizations (such as the United Nations) and citizens seems to show a growing desire for crime prevention and a recognition of the need for new tools to combat lawlessness and effectively determine a person's identity. The attacks on the World Trade Center and Pentagon on September 11, 2001 seem to have heightened greatly the need for the development of products that can prevent crime generally and international terrorism specifically.

                                The IQB Solution


        By means of the Merger, the Registrant acquired the proprietary FACES technology. Management believes that this technology will help solve the growing need for effective crime and terrorism fighting tools as well as offering potential applications relating to other industries. The FACES technology allows the easy creation and re-creation of billions of human faces through an exhaustive database of facial features. The FACES software not only creates composite pictures with remarkable ease and speed, but also automatically converts the composite into unique 38-digit alphanumerical ID codes, or InterCodes. The InterCode is the digital imprint of the face. Every InterCode is as unique with respect to a particular face just as fingerprints or DNA are to a particular person. Because of the digital character of the InterCodes, they can be transferred anywhere in the world via any telecommunications network (phone, fax, Internet) and can instantaneously reproduce high quality facial composites in the receiving location. The FACES technology can help law enforcement to identify and capture criminals quickly and efficiently. It can also be used to assist in determining a person's identity. The FACES software first gained public recognition through its use by the highly-rated "America's Most Wanted" television series to capture criminals, and its endorsement by host John Walsh. The first time the FACES software was used on the show, it helped law enforcement capture a serial rapist of young girls within 48 hours of the show's airing when the mother of the criminal recognized her son and called the show's 800 number. The key component of the Registrant's solution to the need for crime and terrorism prevention products is the continued refinement and development of flexible, affordable and effective facial imagery software products that address identification and security markets worldwide, that enable the crime solving, prevention and security sectors to track down and identify suspects rapidly, and that establish a world standard for the comparison of facial images.


                                    Strategy

         The Registrant's goal is to become a leader in the field of facial imagery. The Registrant plans to strive for this goal through the following key strategies:


                  Establish and maintain the FACES software as an industry leader. One of the Registrant's strategies is to posture the FACES software as a state-of-the-art, easy to use, efficient product. Management believes that the FACES software represents a significant leap forward in simplicity of design and usability, revolutionizing the criminal identification and capture process. It can assist anti-terrorism, law enforcement, security and public safety personnel to identify terrorists and criminals, and to solve crimes, both by its standardized coding system of all facial elements and by its ability to exchange information more quickly and efficiently between agencies in comparison to the previous form of graphical exchange. To maintain the technological leadership that the Registrant believes it has, the Registrant plans to continue to devote significant resources to research and development efforts. The Registrant intends to make available the finest facial recognition technology on the market to anti-terrorism, law enforcement, security and public safety personnel.


                  Build strong brand recognition. The Registrant's strategy is to develop, promote, advertise and increase the brand equity and visibility of the FACES software and its other products and services through excellent product and service offerings, and a variety of marketing and promotional techniques using a variety of media, and conducting an ongoing public relations campaign. To help build strong brand recognition and lay the foundation for sales of enhanced products developed in the future, 50,000 copies of the FACES CD-ROM were donated to police departments across North America in 1998 and 1999. This undertaking resulted in endorsements from a number of major law enforcement organizations, and management believes that the FACES products was well received by the recipients of these copies.


                  Development of new products. The Registrant intends to seek to continue to develop and refine its existing products, and to develop and commercialize various computer programs and products using the InterCode technology. The Registrant's research and development strategy is to leverage this technology at all levels of development in order to translate it into a high-contribution, recurrent revenue stream. The Registrant does not expect to require a significant amount of additional development expenses to pursue this strategy. The Registrant expects to commence the market rollout of FACES Version 4.0 (the latest version of the software) in the second half of 2002. In addition, the Registrant is extending the FACES technology to produce a facial recognition software application using the InterCode technology to verify and authenticate identities for security purposes. This software, which will called FACESCAN, is discussed in greater detail herein. The Registrant also plans on developing additional applications for the FACES technology in a number of specific markets.


                  Position the InterCode technology as an international standard. The Registrant's strategy includes the ultimate goal of positioning the InterCode technology as an international standard for law enforcement that will unite the public and law-enforcement agencies in a common and interactive action against crime. In a global environment, the adoption of a common system on a worldwide basis would enhance information sharing and therefore would contribute to facilitating crime prevention and solving. InterCodes, the unique morphological coding of the FACES software, has made setting an industry standard possible for the first time. The Registrant software is being developed with a view to setting a standard throughout the world for the production of realistic facial images on a uniform platform, and management believes that the InterCode could serve as the first international standard in the transmission of facial recognition data.

                  Continue to receive valuable endorsements, recognition and product use. The FACES technology has been endorsed by many organizations (including the FBI Academy in Quantico) and has won numerous awards and recognitions all around the world. Additional endorsements have been received from Crime Stoppers International, Pennsylvania Law Enforcement Officers Association, Child Find, the Our Missing Children division of the Royal Canadian Mounted Police, and Victims of Violence for Missing Children. The FBI Academy in Quantico has adopted FACES as an official training tool for FBI agents and uses the product to give seminars in foreign countries. In addition to the endorsements received from professional organizations accrediting the product as an effective and reliable tool for law-enforcement, the Fox Network television series "America's Most Wanted," which is viewed by 15 million people every week, has adopted the FACES software as an official crime-solving tool. The host of the series, John Walsh, is the official spokesperson for the FACES software.

                  Maintain a strong commitment to customer satisfaction. The Registrant understands that (in order for it to be successful) its customers must be satisfied with the Registrant's products. The Registrant is committed to customer satisfaction throughout its organization. In order to accomplish this, the Registrant will invest substantial time and effort in testing its products and working closely with its customers to quickly address any issues that arise. The Registrant will focus on providing its customers with the technical assistance and capabilities required to ensure a satisfactory experience with the Registrant's products. Customers are able to access support, via email and telephone during normal business hours. The Registrant supplements its telephone support with Web-based support services. In addition, the Registrant offers, primarily through certified training partners, classes and training programs for its products.

                  Continue to develop a strong network of strategic partners. The Registrant has developed a number of formal and informal strategic relationships with persons whose services are necessary to develop and implement the Registrant's business strategy. The Registrant is entering into a new phase of research and development in which it is strategically aligning itself with partners in the scientific and university communities to ensure rapid development of new FACES applications. For instance, the Registrant just recently entered into a long-term partnership with the California State University whereby the Registrant will receive a broad range of support from various departments of this university.

                  Expand sales and distribution channels. The Registrant intends to address a broader market for its products by seeking to increase the number of distributors of its products as well continuing it direct selling efforts. Distributors will be chosen carefully, with regard to vertical and geographic focus, as the Registrant diligently works with each distributor to generate sales. In addition, the Registrant believes that international markets represent a significant market for its products and services and have established an early marketing, sales and support presence in selected international markets, including targeted European and Asian countries, to enhance the Registrant's long-term competitive advantage in these regions. When appropriate, the Registrant will implement localized versions of its software.

                  Pursue incremental revenue opportunities. The Registrant intends to leverage its FACES technology to broaden its presence and develop additional revenue opportunities. For instance, the Registrant expects to receive meaningful revenues from training users of the Registrant's software, both in seminars and through other media. Future revenue opportunities are expected to grow out of the Registrant's technology, although the exact nature of these can not now be determined. Nevertheless, the Registrant will also maintain a vigilant lookout for such opportunities.

                  Attract and retain exceptional employees. The Registrant believes that versatile and experienced employees provide significant advantages in the rapidly evolving market in which it will compete. The Registrant is committed to building a talented employee base and to attracting an experienced management team.

                Certain Characteristics of the Software Industry

         The market for the Registrant's products is characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changing customer demands and evolving industry standards, any of which can render existing products obsolete and unmarketable. The Registrant believes that its future success will depend in large part on its ability to timely develop new products that achieve market acceptance, to maintain technological competitiveness and to meet a changing range of customer requirements and expectations. There can be no assurance that the announcement or introduction of new products by the Registrant or its competitors or any change in industry standards will not cause customers to defer or cancel purchases of existing products, which could have a material adverse effect on the Registrant's business, operating results and financial condition. Major new products and product enhancements can require long development and testing periods. In addition, customers may delay their purchasing decisions in anticipation of the general availability of new or enhanced versions of the Registrant's products. As a result, significant delays in the general availability of such new releases or significant problems arising during customer use of such new releases could have a material adverse effect on the Registrant's business, operating results and financial condition. Any failure by the Registrant to successfully develop, on a timely and cost effective basis, product enhancements or new products that respond to technological change, evolving industry standards or customer requirements or expectations, or of such new products and product enhancements to achieve market acceptance could have a material adverse effect upon the Registrant's business, operating results and financial condition.

                                    Products

Overview

     The FACES technology is a revolutionary tool that allows the creation and re-creation of billions of human faces. This advanced technology should prove useful to any agency or organization whose responsibility lies in the public safety and security arena.

     The first phase of developing the FACES technology consisted of gathering a large number of photographs from people with varied facial elements. The Research and Development team headed by Pierre Cote and featuring computer graphic artists proceeded to adjust the facial elements to create a "universal skin" (patent pending) and a central database of facial features. Once these results were obtained, a group of external and internal programmers created the software which has since become the core of the FACES product. The exhaustive database of facial features comprising this software allows the easy creation and re-creation of billions of human faces. As an illustration, FACES 3.0 (the current version publicly available) can generate 3864 different faces, while the estimated number of snowflakes that fall yearly on the earth's surface is only 1025.

         A key element of the FACES software is the InterCode, a system whereby each composite picture generates a 38-digit alphanumeric code. The InterCode are the digital imprints of the face. Every InterCode is as unique with respect to a particular face just as fingerprints or DNA are to a particular person. The greatest advantage of this technical feature is that it allows users to send perfect quality composites across the world in just a few seconds. InterCodes can be sent via any telecommunications network (phone, fax, Internet). Once the code is typed into the Enter InterCode dialog box, the corresponding composite picture is automatically generated on the user's screen. Not only does the InterCode make the electronic transmission of graphic data unnecessary, but it also resolves network and device compatibility problems since the only tool required to exchange composites is the FACES software. The transfer of coded data through the Internet can be done in a fraction of a second while the transmission of conventional images is usually quite lengthy, complicated and unreliable. The FACES product can help law enforcement to identify and capture criminals quickly and efficiently. This product transforms the identification process into a quick, two-step procedure that can be performed by anyone with access to a computer using the FACES software. Originally designed for the law-enforcement community, the InterCode specialized coding technology could result in dozens of secondary applications. In addition, the unique morphological coding of the FACES database has created for the first time the possibility of an industry standard for comparing facial images from law enforcement agencies, private security and businesses at risk throughout the world.

Product Development, Manufacturing and Fulfillment


         Generally, the Registrant's software products are developed internally with some assistance from outside contractors. This development process enables the Registrant to maintain close technical control over its products and gives the Registrant the freedom to designate which modifications and enhancements are most important and when they should be implemented. Product documentation is generally created internally. The Registrant believes that a crucial factor in the success of a new product is getting it to market quickly to respond to new user needs or advances in hardware, without compromising product quality. The Registrant strives to become informed at the earliest possible time about changing usage patterns and hardware advances that may affect software design.


         The Registrant contracts out most of its manufacturing activity to third parties. There are other custom manufacturers that the Registrant could use in the event outsourced manufacturing becomes unavailable from current vendors. The Registrant has multiple sources for raw materials, supplies, and components. Quality control tests are occasionally performed on finished products.

         The Registrant manages all product fulfillment, information processing, vendor management, logistics services, licensing, and related supporting functions from its Clovis, California location.

Current FACES Products


         FACES 3.0. User-friendly, FACES 3.0 requires no special training, allowing even those with limited computer skills to become fully competent in use of the product in little time. Unlike other composite-picture tools on the market, FACES is remarkably efficient. By simply clicking on the easy-to-find features with the mouse, the average user can create a complete picture in fewer than 10 minutes. Containing these facial features and a wide range of accessories, the FACES database allows the creation of more than one billion combinations of photo-like adult faces (ages 17 to 60) of either sex and of any race. The FACES CD-ROM is PC and Mac-compatible and can be run on any standard desktop or portable computer with a CD-ROM drive, making it fully adaptable to any working environment. About 700 MB of memory is needed on a system's hard drive to install FACES or the software can be run directly from the CD-ROM drive. Each FACES CD-ROM comes in three languages: English, French and Spanish. This product is also available in German. The FACES technology now has approximately 160,000 licenses worldwide.


         FACES, Special Museum Edition. An application of the FACES software for museums has recently been developed. This product allows visitors to museums to create composite pictures of famous or other persons and to see how these faces would differ if one or more facial features were varied slightly. This product is not expected to generate significant revenues for the Registrant, but it is expected to give considerable international public exposure to the Registrant's other products.

FACES Products under Development

         The Registrant is actively involved in the development of new products. However, the Registrant's new products may not be released on the anticipated schedule, and they may not achieve market acceptance or adequately address the changing needs of the marketplace on a timely basis, despite the dedication of significant resources to the development of the products. Any such failure could result in the Registrant's having little or no return on its investment of significant resources, which could adversely affect the Registrant's business. The following is a discussion of some of the products currently under development.

         FACES, Version 4.0. Version 4.0 contains a more attractive interface for general applications by untrained users. It also contains various tools that allow for easier browsing and searching of facial features. While FACES Version
3.0 includes approximately 4,000 facial features, FACES Version 4.0 will include approximately 5,000 facial features, including many more ethnic facial elements and hairstyle gathered through photograph sessions held in Fresno, California with the participation of the California State University. This product is expected to be released during the second half of 2002.


         FACES, Version 5.0. This version will include child faces and senior citizens (toddler to 90 years old and more). This sophisticated version will include a new InterCode that will be compatible with the FACESCAN technology that is currently under development and that is discussed below. This product is expected to be released near the beginning of 2003.

         FACES for game and software developers. FACES technology is being used more and more by game developers to save money in the production of multimedia games and software. They use the composite picture software to create characters before adding 3D applications and color. In the process, the software helps them reduce the cost of production by reducing the time of creating the faces of characters. Prior to a shift in the Registrant's focus after September to crime and terrorism prevention applications, the Registrant was preparing a new business-to-business package of FACES for marketing among the market of game and software developers. Further work on this package has now been postponed as the Registrant pursues its current focus, but work on this package may resume in the future.

FACESCAN


         The facial recognition FACESCAN technology is an outgrowth of the FACES technology. The unique features of the FACESCAN technology have been under development since 2000. The FACESCAN technology uses the InterCode technology to address identity verification and authentication needs for security purposes. This technology is intended (upon completion of its development) to enable users to generate in seconds composite pictures and InterCodes from digitized photographs, which may include captured video images. This capability is expected to find use in airports, border control and other locations to identify suspected criminals and terrorists. Using FACESCAN, a security agent, customs official or police officer will be able to compare the InterCode for the face of a particular person to similar pictures in a database in an attempt to determine a person's identity. The FACESCAN algorithm will allow different searches through one facial feature or a combination of facial features. Moreover, the FACESCAN technology could be used to secure credit cards, ATM Cards, Medicare cards, passports, building access cards and driver's licenses by integrating the user's encrypted InterCode on the magnetic band of the card for a visual authentication before any transaction approval. This system could substantially decrease identification fraud, one of the areas of high crime activity in the United States, and be a useful tool at ports of entry for the apprehension of suspected terrorists. Version 1.0 of this product is expected to be released in early 2003.


                                  User Training

         FACES users can receive training via a certification program managed by certified trainers throughout the U.S. and Canada. Through a 16-hour seminar, users are able to improve their abilities to produce proper composites so as to maximize the potential of the FACES technology. As of March 28, 2002, the Registrant had already trained and certified 14 instructors in the states of Texas, Alabama, Indiana, Illinois, Florida, Wisconsin, Colorada, California. The Registrant plans on training 75 more instructors in 2002 to cover 10 more states in the United States. The Registrant receives a portion of the amount charged to participants at the seminars. The Registrant plans to develop in 2002 Web e-learning strategies to offer law enforcement agencies a continuous education program on a monthly subscription basis that will bring the company a recurrent revenue stream.

                              Market and Marketing

         The Registrant's marketing strategy aims to penetrate strongly the three following target markets:

                  *        Public security/law enforcement agencies
                  *        General public
                  *        Private security/businesses at risk

         The public security/law enforcement agencies segment of the market in North America, Europe and Asia is approximately 1,000,000, 1,274,000 and 1,559,000 (respectively) potential end users, primarily police officers. To date, about 4,500 police departments and/or law enforcement agencies have already bought at least two copies of FACES. The Registrant believes that it has reached only 4% of the market thus far and has ample room to penetrate this market further.

         The private security/businesses at risk segment of the market is strongly dominated by security agents and investigators (with 60% of the market) and alarm companies (with 25% of the market), with the remainder of the market being comprised of security consultants, armored car services and other persons. With over 15,000 companies in the United States, the security agents and investigators market represents up to $41.1 billion and approximately 1.3 million employees. The number of personnel in this segment of the market in North America, Europe and Asia are approximately 1,300,000, 1,284,000 and 392,000. Businesses at risk include banks, convenient stores, liquor stores, and corporate buildings.

         The size of the public market it somewhat indeterminable. Approximately 15,000 copies of the FACES software has been sold to the general public and schools. In December 2000, the company signed an exclusive licensing agreement for FACES 3.0 with RondoMedia in Germany to cover sales in Germany, Austria and Switzerland. Rondomedia has already sold nearly 4,000 copies of the FACES software. Museum Tour Catalog published by Informal Products sold within 18 months more than 1,000 copies to their customers. School Specialty, the largest United States marketer of school products, has recently signed an agreement with the Registrant to market FACES during 2002 through their catalogs and magazines that reach more than 10,000,000 teachers. Additional licensing agreements are being negotiated for Portugal, Spain, Italy, France, United Kingdom, Japan and China.

         Historically, sales of the Registrant's products (as a percentage of the total sales of the Registrant's products) have been approximately as follows:

                  *        50% to the public security/law enforcement agencies
                  *        45% to general public
                  *        5% to private security/businesses at risk

     The Registrant's marketing strategy involves the following three phases:

                  Phase I. This phase aimed at validating FACES through its adoption by law-enforcement and security professionals and at building a brand name and product awareness in these industries. This phase emphasized communications, public relations, a widely spread public relations campaign, hundreds of articles in major magazines, coverage on TV and radio on major American TV shows, participation in trade shows, promotion and advertising. This phase is largely completed.

                  Phase II will aim at building strong sales channels to answer the demand created for the Registrant's products and in achieving the Registrant's ultimate goal of having the FACES technology become an international standard for facial recognition and comparison. This phase will involve the forthcoming release of the FACESCAN software.

                  Phase III will aim at developing enterprise-level solutions for the needs of law enforcement agencies and other potential customers. For example, a search engine could be developed that matches FACES composite pictures represented by InterCodes and existing pictures filed in databases to faciliate the apprehension of criminals.

         The Registrant intends to use the following approaches in connection with its marketing efforts:

                  Public relations and Communications. The Registrant intends to use the following techniques to ensure a strong exposure for FACES:

         *  a regular flow of press releases and public relations with the media
         *  numerous articles in newspapers and magazines around the world
         *  broadcast of FACES success stories
         * comments on various news shows with respect to FACES and its usefulness in apprehending criminals
         * appearances by Registrant personnel (including spokesperson John Walsh) on various TV and radio shows to talk about FACES, plus interviews with journalists
         *  recognition through prizes and awards
         *  positive critical reviews in consumers buyers guides
         *  promotion and contests through our Web site

                  Advertising. Although advertising is an important component of the Registrant's marketing strategy, the Registrant has heretofore primarily used media and public relations as support to brand awareness because of its limited financial resources. The Registrant has planned the following advertising:

         * free advertising through the use of FACES on America's Most Wanted show and articles in newspapers and other publications
         *  direct mailing response program to law enforcement agencies
         *  selective advertising in law enforcement and security publications


                  Trade Shows. Fairs and trade shows are another source of publicity that will be used to create awareness of the FACES name.

                  Lobbying. The Registrant intends to lobby United States congressmen, senators and international organizations, National Institute of Justice and governments for the official approval of FACES as the new protocol of communication in composite pictures.

         The Registrant intends to use the following channels for selling its products:

                  Conventional Distributors and/or Licensing Agreements. The Registrant has entered into the following relationships:


                  * RondoMedia GMBH. This company manufactures the FACES CD Roms, and promotes and manages distribution channels. The Registrant has appointed it as an exclusive licensor in Germany, Austria and Switzerland.
                  * Asia-Soft. This Russian company is current a distributor of Microsoft products. The Registrant has appointed it as an exclusive licensor for Central Asia.
                  * Armor Holding Corporation is a Nasdaq-traded company that has offices in more than 35 countries. The Registrant has appointed it as a non-exclusive distributor.

         The Registrant is seeking contractual relationships with additional distributors.

                  Resellers Partnership Program. The Registrant has developed an International Reseller Partnership program which includes resellers in many European countries, Australia and among integrators and/or small distributors. These distributors sell FACES on a non-exclusive basis. The Registrant has signed up approximately 25 new resellers. This program was officially launched on April 12, 2001, and the Registrant is now recruiting resellers in the United States, Asia (Pakistan and Unified Arab Emirates) and South Africa.

                  Web stores. The Registrant has developed a channel of distribution through Web and on-line stores, giving to the Registrant the possibility to reach virtual and on-line shoppers.

                  Catalogues. The Registrant uses catalogues to develop sales in Canada, the United States and internationally. The Registrant has signed numerous agreements with catalogue distributors to cover the different sectors.

                  Internet. The Internet is a significant component in the Registrant's marketing strategy. The Registrant is presently developing an advertising program for major national publicity agencies to sell advertising on the America's Most Wanted ("AMW") Web site. The Registrant has the exclusive rights to host and manage the site until 2004. As part of the agreement to manage and host this Web site, the Registrant will receive 40% of the net revenues from products sold through the site. Products sold will include AMW paraphernalia, personal security products and various books and magazines, as well as the FACES software. In 2002, the Registrant is exploring the possible installation of a portal on America's Most Wanted Web site providing their viewers with free email addresses and services. This will allow the Registrant to create a huge database of email users interested in crime-solving and prevention products. The Registrant also has its own Web site, through which sells its products.

                              Intellectual Property

         The Registrant regards its technology, patents applications, service marks, trademarks, trade dress, trade secrets, copyrights and similar intellectual property as critical to its success, and relies on a combination of patent law, trademark law, trade secret protection, copyrights law and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. For example, the Registrant licenses its software pursuant to shrinkwrap or signed license agreements, which impose certain restrictions on licensees' ability to utilize the software. In addition, the Registrant pursues the registration of its trademarks and logos in the United States and Canada, and has received registrations of certain of its trademarks and logos in the United States and Canada.

         The Registrant currently has no issued United States or foreign patents, although it has applied for three United States and Canadian patents covering "Method and apparatus for creating facial images," "InterCode" and "Universal skin." The Registrant has also filed a Patent Cooperation Treaty patent for these technologies covering 95 countries. Conceivably, no patents will issue from the Registrant's currently pending patent applications and the Registrant's potential future patents may be found invalid or unenforceable, or otherwise be successfully challenged. Furthermore, any patent issued to the Registrant may not provide the Registrant with any competitive advantages, the Registrant may not develop future proprietary products or technologies that are patentable, and the patents of others may seriously limit the Registrant's ability to do business. In this regard, the Registrant has not performed any comprehensive analysis of patents of others that may limit the Registrant's ability to do business.

         Despite the Registrant's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Registrant's products or to obtain and use information that the Registrant regards as proprietary. Policing unauthorized use of the Registrant's products is difficult, and while the Registrant is unable to determine the extent to which piracy of the Registrant's software products has occurred or will hereafter occur, software piracy can be expected to be a potential problem. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which the Registrant's products are sold. There can be no assurance that the steps taken by the Registrant to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Registrant's technology, patent applications, trademarks, trade dress and similar proprietary rights.

         In addition, while the Registrant is not aware of its products, trademarks or other proprietary rights infringing the proprietary rights of third parties, there can be no assurance that other parties will not assert infringement claims against the Registrant in the future based on current or future products. The Registrant may be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by the Registrant and its licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. In addition, parties making these claims may be able to obtain an injunction, which could prevent the Registrant from selling its products in the United States or abroad. Any of these results could harm the Registrant's business. The Registrant may increasingly be subject to infringement claims as the number of products and competitors in the Registrant's industry grow and functionalities of products overlap. Furthermore, former employers of the Registrant's current and future employees may assert that the Registrant's employees have improperly disclosed confidential or proprietary information to the Registrant.

                                   Competition

         The software business is intensely competitive and subject to rapid technological change. The Registrant's success will depend significantly on its ability to adapt to a changing competitive environment, to develop more advanced products more rapidly and less expensively than its competitors, and to educate potential customers as to the benefits of its products relative to those of its competitors. The Registrant's current competitors include:

         * Smith and Wesson, whose product is Identi-Kit
         * C.R.I.M.E.S., whose product is comprised of various modules such as Suspect ID, Face ID, Crime Lab, Crime Capture System and Vehicle ID
         * Strey Consulting, whose products includes MUGsearch, FACEsearch, PRINTsearch, FACEkit and MUGsearch Plus
         * The SIRCHIE Group, which produces a variety of criminal investigation equipment and supplies.

         The Registrant believes that the principal competitive factors in its markets are price, product features, product performance, ease of use, quality of support and service, company reputation. The Registrant intends to compete vigorously in all of these aspects. The Registrant believes that its product offering is superior to competing products in terms of price, ease of use, depth and extent of data bank, and data transfer capacity. Nevertheless, most of the Registrant's current and potential competitors have longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, marketing and other resources than the Registrant. Such competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than the Registrant. Also, most current and potential competitors have greater name recognition. Some could possess the ability to leverage significant installed customer bases. These companies could integrate their software with their widely accepted products which would result in a loss of market share for the Registrant. Moreover, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to address the needs of the Registrant's prospective customers. The Registrant's current or future vendors may in the future establish cooperative relationships with current or potential competitors of the Registrant, thereby limiting the Registrant's ability to sell its products through particular distribution channels. Accordingly, new competitors or alliances among current and new competitors could emerge and rapidly gain significant market share. Such competition could materially adversely affect the Registrant's ability to sell its products.

         The Registrant expects additional competition as other established and emerging companies enter into the facial imagery software market and new products and technologies are introduced. The Registrant's future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than the Registrant's products. Increased competition could result in price reductions, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share, any of which would materially adversely affect the Registrant's business, operating results and financial condition. The Registrant may not be able to compete successfully against current and future competitors, and the failure to do so would result in the Registrant's business being materially and adversely affected.

                                    Employees

         As of March 29, 2002, the Registrant had seven full-time employees. The Registrant also uses a varying number of consultants and part-time employees ranging up to a total of approximately 25 persons. Although the competition for employees is intense, the Registrant does not now foresee problems in hiring additional qualified employees to meet its labor needs. The Registrant's employees are not covered by a collective bargaining agreement and relations with them are considered to be good.

                                   Facilities

         The Registrant's principal executive offices are located in Clovis, California where the Registrant leases approximately 3,000 square feet under a fairly short-term lease. The Registrant has no reason to believe that the landlord under the lease has any intention to terminate or otherwise not renew such lease. In addition, the Registrant believes that adequate, alternative premises could be located if such lease were ever terminated or otherwise not renewed. The Registrant also leases space of approximately 1,000 square feet in each of Cupertino, California and Houston, Texas for various administrative personnel.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired

         All required financial statements will be filed by amendment to this Report not later than 60 days from the date that this report was filed.

         (b)  Pro Forma Financial Information

         All required pro forma financial information will be filed by amendment to this Report not later than 60 days from the date that this report was filed.

         (c)  Exhibits

         9.1 Voting Agreement dated as of February 27, 2002 by Pierre Cote, Sylvie Lariviere and Eric McAfee in favor of Greg J. Micek.
         10.1 Agreement and Plan of Merger dated as of February 27, 2002 by and among (a) JVWeb, Inc., a Delaware corporation, (b) IQB Acquisition Corporation, a newly-formed, wholly-owned Delaware subsidiary of JVWeb, Inc., (c) IQ Biometrix California, Inc., a California corporation, and (d) Pierre Cote, Sylvie Lariviere and Eric McAfee.
         10.3 Sale and Purchase Agreement dated as of February 27, 2002 by and between JVWeb, Inc., a Delaware corporation, and Greg J. Micek.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JVWEB, INC.
                                    (Registrant)


Date: April 8, 2002                  By:  /s/ Richard Thompson
                                     ---------------------
                                     Richard Thompson,
                                     President & Chief Executive Officer

                                  EXHIBIT INDEX

         9.1 Voting Agreement dated as of February 27, 2002 by Pierre Cote, Sylvie Lariviere and Eric McAfee in favor of Greg J. Micek.
         10.1 Agreement and Plan of Merger, dated as of February 27, 2002 (the "Merger Agreement"), by and among (a) JVWeb, Inc., a Delaware corporation, (b) IQB Acquisition Corporation, a newly -formed, wholly-owned Delaware subsidiary of JVWeb, Inc.,
                  (c) IQ Biometrix California, Inc., a California corporation, and (d) Pierre Cote, Sylvie Lariviere and Eric McAfee.
         10.3 Sale and Purchase Agreement dated as of February 27, 2002 by and between JVWeb, Inc., a Delaware corporation, and Greg J. Micek.